UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 6, 2004 (August 5, 2004)

Friedman's Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22356	58-20583
(State or Other Jurisdiction Of Incorporation or Organization)	(Commission File Number)	( IRS Employer Identification No.)

171 Crossroads Parkway Savannah, Georgia 31422
(Address of principal executive offices)

(912) 233-9333
(Registrant's telephone number, including area code)

TABLE OF CONTENTS

Item 5.	Other Events and Required FD Disclosure.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

SIGNATURES EXHIBIT INDEX PRESS RELEASE

Item 5.	Other Events and Required FD Disclosure.

On August 5, 2004, Friedman’s Inc. (the “Company”) issued a press release announcing that it has entered into a commitment letter with Farallon Capital Management, L.L.C., an affiliate of one of the lenders under the Company’s existing secured credit facility, which could provide as much as $25 to $30 million of additional availability to the Company under its credit facility. The commitment is subject to the satisfaction of numerous conditions, including the approval of the lenders under the Company’s existing secured credit facility; the completion of ongoing due diligence; negotiation and execution of definitive documentation; and the satisfaction of customary closing conditions.

The commitment provides for a new layer of financing as part of a restructuring of Friedman’s senior credit facility. As part of the restructuring, the Company is also seeking to implement a vendor support program which would include a restructuring of outstanding amounts owed to vendors as well as the restoration of trade terms. The extent to which the Company will be able to draw upon the full amount of additional availability under the proposed amended and restated credit facility will depend upon, among other things, the Company’s ability to enter into vendor support agreements acceptable to the Company and its lenders. The amended and restated credit facility would provide for total commitments of $135 million comprised of a $75 million senior revolving loan and a $60 million junior term loan.

The Company also reported in the press release that it has deferred most current payments to vendors over the last sixty days and many key vendors have reduced, delayed or suspended merchandise shipments to the Company during that time. The Company’s management is working with its lenders, vendors and other key stakeholders to develop a restructuring plan which includes the proposed refinancing that should provide adequate liquidity for the Company and stabilize operations going forward if completed on a timely basis. The Company also said that, as there is no assurance that this will occur, and in order to pursue all appropriate paths to maximize the Company’s business value for its stakeholders, the Company may need to consider alternative restructuring scenarios including in the context of a judicial reorganization. While the refinancing commitment letter entered into by the Company is the Company’s preferred path to address the its liquidity requirements, these other alternative restructuring alternatives will be explored as necessary on a contingency basis.

The Company also announced that Peggy Brockschmidt has resigned as a member of the Board of Directors of the Company.

The text of the press release, which is attached as Exhibit 99.1, is incorporated by reference into this Item.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press release dated August 5, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friedman's Inc. (Registrant)

Date:	August 5, 2004	By:	/s/ C. Steven Moore

C. Steven Moore Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 5, 2004